                                                                     EXHIBIT 2.6


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                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       NATIONWIDE MEDICAL SERVICES, INC.

                                      AND

                                  WEBMD, INC.



                         Dated as of January 28, 1999

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

                                   EXHIBITS

EXHIBIT A      Form of Warrant
EXHIBIT B      Escrow Agreement
EXHIBIT C      Amended and Restated Shareholders Agreement
EXHIBIT D      Second Articles of Amendment to Amended and Restated Articles of
               Incorporation

                               TABLE OF CONTENTS

ARTICLE I.  SALE AND TRANSFER............................................................................ 1

1.1.  NATIONWIDE SHARES.................................................................................. 1
1.2.  WEBMD SHARES AND WARRANTS.......................................................................... 1
1.3.  ESCROW SHARES...................................................................................... 1

ARTICLE II. THE CLOSING.................................................................................. 2

2.1.  TIME AND PLACE OF CLOSING.......................................................................... 2
2.2.  DELIVERIES BY NATIONWIDE........................................................................... 2
2.3.  DELIVERIES BY WEBMD................................................................................ 2

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF NATIONWIDE................................................ 3

3.1.  ORGANIZATION, STANDING AND POWER................................................................... 3
3.2.  AUTHORIZATION OF AGREEMENT; NO BREACH.............................................................. 3
3.3.  CAPITAL............................................................................................ 4
3.4.  NATIONWIDE SUBSIDIARIES............................................................................ 4
3.5.  FINANCIAL STATEMENTS............................................................................... 5
3.6.  ABSENCE OF UNDISCLOSED LIABILITIES................................................................. 5
3.7.  ABSENCE OF CHANGES................................................................................. 5
3.8.  INDEBTEDNESS....................................................................................... 7
3.9.  TAX MATTERS........................................................................................ 7
3.10. REAL PROPERTY...................................................................................... 8
3.11. PERSONAL PROPERTY.................................................................................. 9
3.12. INTELLECTUAL PROPERTY.............................................................................. 9
3.13. ACCOUNTS RECEIVABLE................................................................................11
3.14. INSURANCE..........................................................................................11
3.15. COMPLIANCE WITH LAWS...............................................................................11
3.16. ENVIRONMENTAL MATTERS..............................................................................12
3.17. LITIGATION AND CLAIMS..............................................................................13
3.18. CONTRACTS AND COMMITMENTS..........................................................................13
3.19. POWERS OF ATTORNEY.................................................................................14
3.20. BENEFIT PLANS......................................................................................14
3.21. REMUNERATION.......................................................................................16
3.22. UNION AND EMPLOYMENT AGREEMENTS....................................................................16
3.23. INTERESTED TRANSACTIONS............................................................................16
3.24. BROKERS AND FINDERS................................................................................17
3.25. STATEMENTS TRUE AND CORRECT........................................................................17
3.26. SCHEDULES..........................................................................................17

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF WEBMD......................................................18

4.1.  ORGANIZATION, STANDING AND POWER...................................................................18
4.2.  AUTHORIZATION OF AGREEMENT; NO BREACH..............................................................18
4.3.  CAPITAL STOCK......................................................................................19
4.4.  WEBMED SUBSIDIARIES................................................................................20
4.5.  FINANCIAL STATEMENTS...............................................................................20
4.6.  ABSENCE OF UNDISCLOSED LIABILITIES.................................................................20
4.7.  ABSENCE OF CERTAIN CHANGES OR EVENTS...............................................................21
4.8.  TAX MATTERS........................................................................................21
4.9.  INTELLECTUAL PROPERTY..............................................................................22
4.10. INSURANCE..........................................................................................23
4.11. COMPLIANCE WITH LAWS...............................................................................23

4.12. LEGAL PROCEEDINGS...............................................................................24
4.13. BROKERS AND FINDERS.............................................................................24
4.14. STATEMENTS TRUE AND CORRECT.....................................................................24
4.15. SCHEDULES.......................................................................................24

ARTICLE V. INTENTIONALLY OMITTED......................................................................24


ARTICLE VI. COVENANTS OF NATIONWIDE...................................................................26

6.1.  CERTIFICATE OF INCORPORATION AND BYLAWS.........................................................26
6.2.  CORPORATE EXISTENCE AND RIGHTS..................................................................26
6.3.  ACCESS AND INFORMATION BEFORE THE CLOSING.......................................................26
6.4.  CURRENT INFORMATION.............................................................................27
6.5.  CONSENTS........................................................................................27
6.6.  CONFIDENTIALITY.................................................................................27

ARTICLE VII. COVENANTS OF WEBMD.......................................................................28

7.1.  ARTICLES OF INCORPORATION AND BYLAWS............................................................28
7.2.  CORPORATE EXISTENCE AND RIGHTS..................................................................28
7.3.  ACCESS AND INFORMATION BEFORE THE CLOSING.......................................................29
7.4.  CURRENT INFORMATION.............................................................................29
7.5.  CONSENTS........................................................................................29
7.6.  CONFIDENTIALITY.................................................................................30

ARTICLE VIII. CLOSING CONDITIONS......................................................................30

8.1.  CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY...........30
8.2.  CONDITIONS TO THE OBLIGATIONS OF NATIONWIDE TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY......30
8.3.  CONDITIONS TO THE OBLIGATIONS OF WEBMD TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY...........31

ARTICLE IX. REGISTRATION RIGHTS.......................................................................32

9.1.  PIGGY-BACK REGISTRATION.........................................................................32
9.2.  INDEMNIFICATION.................................................................................32
9.3.  CONDITIONS......................................................................................33
9.4.  INDEMNIFICATION PROCEDURES......................................................................33
9.5.  INDEMNIFICATION PAYMENTS........................................................................34
9.6.  CONTRIBUTION....................................................................................34
9.7.  RULE 144........................................................................................34
9.8.  EXPENSES........................................................................................34
9.9.  ASSIGNMENT......................................................................................35
9.10. UNDERWRITTEN OFFERING...........................................................................35
9.11. LOCK-UP AGREEMENT...............................................................................35

ARTICLE X. INDEMNIFICATION............................................................................35

10.1. DEFINITIONS.....................................................................................35
10.2. AGREEMENT OF INDEMNITOR TO INDEMNIFY............................................................36
10.3. PROCEDURES FOR INDEMNIFICATION..................................................................36
10.4. THIRD PARTY CLAIMS..............................................................................37
10.5. INDEMNIFICATION BY INDEMNITOR EXCLUSIVE REMEDY..................................................38
10.6. SURVIVAL........................................................................................39
10.7. LIMITATIONS.....................................................................................39
10.8. TAX EFFECT AND INSURANCE........................................................................39
10.9. ARBITRATION.....................................................................................39

ARTICLE XI. TERMINATION AND ABANDONMENT...............................................................40

11.1.  TERMINATION..........................................................................40
11.2.  PROCEDURE AND EFFECT OF TERMINATION..................................................40

ARTICLE XII. MISCELLANEOUS PROVISIONS.......................................................41

12.1.  COMMISSIONS..........................................................................41
12.2.  FURTHER ASSURANCES...................................................................41
12.3.  AMENDMENT AND MODIFICATION...........................................................41
12.4.  WAIVER OF COMPLIANCE; CONSENTS.......................................................41
12.5.  NOTICES..............................................................................42
12.6.  ASSIGNMENT...........................................................................43
12.7.  GOVERNING LAW........................................................................43
12.8.  COUNTERPARTS.........................................................................43
12.9.  INTERPRETATION.......................................................................43
12.10. ENTIRE AGREEMENT.....................................................................43
12.11. SEVERABILITY.........................................................................44
12.12. PRESS-RELEASES.......................................................................44
12.13. ARBITRATION..........................................................................44
12.14. DEFINITIONS..........................................................................44

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT, dated as of January 28, 1999 (the "Agreement"), is entered into by and between Nationwide Medical Services, Inc., a Virginia corporation ("Nationwide"), and WebMD, Inc., a Georgia corporation ("WebMD").

                                    RECITALS:

         WHEREAS, WebMD desires to purchase from Nationwide and Nationwide desires to sell to WebMD, shares of the Series A Preferred Stock of Nationwide (the "Nationwide Preferred Stock") in exchange for shares of Series D Common Stock of WebMD (the "WebMD Series D Common Stock") and warrants to acquire shares of WebMD Series D Common Stock, subject to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.
                               SALE AND TRANSFER

         1.1.     Nationwide Shares.

         Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 2.1 hereof), Nationwide agrees to issue, sell and deliver to WebMD, and WebMD agrees to purchase and accept from Nationwide, free and clear of all liens, liabilities, claims, encumbrances, mortgages and security interests, 385,714 shares of the Nationwide Preferred Stock (the "Nationwide Shares").


         1.2.     WebMD Shares and Warrants.

         In consideration of and in exchange for the Nationwide Shares, WebMD shall issue, sell and deliver to Nationwide (i) 100,000 shares of WebMD Series D Common Stock (the "WebMD Shares"), free and clear of all liens, liabilities, claims, encumbrances, mortgages and security interests, and (ii) warrants (the "Warrants") to acquire up to an aggregate of 50,000 shares of WebMD Series D Common Stock. The Warrants shall be substantially in the form of Exhibit A attached hereto.

         1.3.     Escrow Shares.

         At the Closing, WebMD shall issue a stock certificate to Nationwide representing twenty percent (20%) of the aggregate number of WebMD Shares (the "Escrow Shares"), which shall be held in escrow pursuant to the terms of the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement").

                                  ARTICLE II.
                                  THE CLOSING

         2.1.     Time and Place of Closing.

         Subject to satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the closing condition is imposed) on the Closing Date of the closing conditions described in Article VIII, and the provisions of
Article X hereof, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Morris, Manning & Martin, L.L.P., or at such other place as Nationwide and WebMD shall mutually agree, at 10:00 a.m., local time, on January 28, 1999, or such earlier date as all conditions precedent to Closing have been fulfilled, or at such other time and date as shall otherwise be mutually agreed upon by Nationwide and WebMD (the "Closing Date").

         2.2.     Deliveries by Nationwide.

         At the Closing, Nationwide will deliver to WebMD the following:


                  (a) Stock certificate evidencing all of the Nationwide Shares.

                  (b) The certificates, consents and other documents contemplated by Section 8.3 hereof.

                  (c) The Amended and Restated Shareholders' Agreement, in the form of Exhibit C hereof, executed on behalf of Nationwide and its shareholders (the "Amended and Restated Shareholders' Agreement").

                  (d) Evidence of filing the Second Articles of Amendment to the Amended and Restated Articles of Incorporation of Nationwide in the form attached hereto as Exhibit D (the "Second Articles of Amendment") with the State Corporation Commission of the State of Virginia.

                  (e) The Escrow Agreement, executed on behalf of Nationwide.

                  (f) All other documents, certificates, instruments and writings expressly required hereunder to be delivered by Nationwide at or prior to the Closing.

         2.3.     Deliveries By WebMD

         At the Closing, WebMD will deliver to Nationwide and the Nationwide Shareholders the following:

                  (a) Stock certificate representing the WebMD Shares other than the Escrow Shares.

                  (b) The Warrants registered in the name of Nationwide.

                  (c) The certificates, consents and other documents contemplated by Section 8.2 hereof.

                  (d) The Amended and Restated Shareholders' Agreement, executed by WebMD.

                  (e) All other documents, certificates, instruments and writings expressly required hereunder to be delivered by WebMD at or prior to the Closing.

                                 ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF NATIONWIDE

         Nationwide hereby represents and warrants to WebMD as follows:

         3.1.     Organization, Standing and Power.

         Nationwide is a corporation duly organized, validly existing, and in good standing under the Laws of the state of its incorporation, and has the corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate its properties. Except as set forth on Schedule 3.1, Nationwide is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its properties or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, in the aggregate, a Material Adverse Effect on Nationwide. Copies of the articles or certificate of incorporation and all amendments thereto of Nationwide and the bylaws, as amended, of Nationwide and copies of the corporate minutes (or resolutions adopted by the shareholders or Board of Directors) of Nationwide, which have been made available to WebMD for review, are true and complete, in all Material respects, as in effect on the date of this Agreement, and accurately reflect all proceedings of the shareholders and Board of Directors (and all committees thereof) of Nationwide. The stock record books of Nationwide, which have been made available to WebMD for review, contain true and complete records of the stock ownership of Nationwide and all prior transfers of the shares of its capital stock.

         3.2.     Authorization of Agreement; No Breach.

         The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of Nationwide. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by Nationwide pursuant to this Agreement will constitute, legal, valid and binding obligations of Nationwide enforceable against Nationwide in accordance with their respective terms, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by Nationwide pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the consents identified herein, (i) violate or result in a breach of or Default under the articles of incorporation or bylaws of Nationwide or any other Material instrument or agreement to which Nationwide is a party or is bound; (ii) to the knowledge of Nationwide, violate any Law, administrative decision or award of any court, arbitrator, mediator, tribunal, administrative agency or governmental body applicable to or binding upon Nationwide or upon its property or business; (iii) except as set forth on
Schedule 3.2 or 3.16 conflict with or constitute a Default under any Material Contract to which Nationwide is a party or by which Nationwide is bound; or (iv) create a Material Lien upon the assets or business of Nationwide.

         3.3.     Capital.

         Upon effectiveness of the Second Articles of Amendment, the authorized capital stock of Nationwide shall consist of (i) 1,400,000 shares of Nationwide Voting Common Stock, none of which are issued and outstanding as of the date of this Agreement and none of which are issued and held as treasury shares, (i) 100,000 shares of Nationwide Non-Voting Common Stock, none of which are issued and outstanding as of the date of this Agreement and none of which are issued and held as treasury shares, and (iii) 1,500,000 shares of Nationwide Preferred Stock, 900,000 of which are issued and outstanding as of the date of this Agreement and none of which are issued and held as treasury shares. All of such shares are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the 1933 Act and all applicable state securities laws. Except as set forth on Schedule 3.3, there are no outstanding warrants, options, rights (including
   ------------
outstanding rights to demand registration or to sell in connection with a registration by Nationwide under the 1933 Act), calls or other commitments of any nature relating to the Nationwide Capital Stock to which Nationwide is a party, and there are no outstanding securities of Nationwide convertible into or exchangeable for shares of Nationwide Capital Stock or any other capital stock ("Nationwide Equity Rights"). Nationwide has no knowledge of any voting agreements or voting trusts between or among any Person or Persons relating to Nationwide or the Nationwide Capital Stock. Except as set forth on Schedule 3.3
                                                                   ------------
and as provided in the Nationwide Stock Plans, Nationwide is not obligated to issue or repurchase any shares of its capital stock for any purpose, and to the knowledge of Nationwide no person or entity has entered into any Contract or option or any right or privilege (whether preemptive or contractual) capable of becoming a Contract or option for the purchase, subscription or issuance of any unissued shares, or other securities of Nationwide. The Nationwide Shares to be issued in accordance with the terms and provisions of this Agreement will, when so issued, be duly authorized, validly issued, fully paid and non-assessable.

         3.4.     Nationwide Subsidiaries.

         Schedule 3.4 attached hereto is a true and correct list of each
         ------------
Subsidiary of Nationwide. All of the outstanding shares of capital stock of each such Subsidiary are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the Securities Act of 1933, as amended, and all applicable state securities laws, and are owned of record and beneficially by Nationwide, free and clear of any and all Liens, except as set forth on Schedule 3.4. No shares
                                                       ------------
of capital stock of any

Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims of any character, Contracts, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary, pursuant to which any Subsidiary is or may become obligated to issue or exchange any share of capital stock. Except as set forth on Schedule 3.4, neither Nationwide nor any Subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, or other entity.

         3.5.     Financial Statements.

                  (a) Nationwide has furnished to WebMD: (a) unaudited balance sheets of Nationwide as of December 31, 1997, and the unaudited statements of operations and stockholders' equity of Nationwide for the year ended December 31, 1997 (collectively the " Year-End Financial Statements"), and (b) (i) unaudited balance sheet of Nationwide as of September 30, 1998 and unaudited statement of operations of Nationwide for the nine months ended September 30, 1998; and (ii) unaudited balance sheet of J&C Health Services, Inc., a Delaware corporation and wholly-owned subsidiary of Nationwide ("J&C") as of September 30, 1998 and unaudited statement of operations of J&C for the nine months ended September 30, 1998 (collectively, the "Interim Financial Statements"). The Year-End Financial Statements and Interim Financial Statements are referred to collectively as the "Financial Statements."

                  (b) The Financial Statements (i) are in accordance with the books and records of Nationwide, which books and records have been maintained in accordance with reasonable business practices; (ii) present fairly the financial condition, assets and liabilities of Nationwide, as of the respective dates indicated and the results of operations and cash flows for the respective periods indicated; (iii) have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for the omission of notes and, in the case of the Interim Financial Statements, subject to normal year end adjustments of the type specifically listed in Schedule 3.5 which will not,
                                               ------------
individually or in the aggregate, be Material; and (iv) reflect adequate reserves for all known Material Liabilities and reasonably anticipated losses required to be recorded under GAAP.

         3.6.     Absence of Undisclosed Liabilities.

         Except as disclosed on Schedule 3.6 and the Financial Statements, as of the date hereof, Nationwide does not have any Undisclosed Liabilities, except for unpaid liabilities and obligations incurred since September 30, 1998 (the "Interim Financials Date"), in the ordinary course of business and not involving Funded Debt and which are not, in the aggregate, Material.

         3.7.     Absence of Changes.

         Except as disclosed on Schedule 3.7, since the Interim Financials Date
                                ------------
there has not been any transaction or occurrence in which Nationwide has:

                  (a) issued or delivered or agreed to issue or deliver any capital stock or other securities (whether stock, bonds, debentures or other corporate securities) or granted or agreed to grant any options or rights to purchase any securities or borrowed or agreed to borrow any funded debt;

                  (b) incurred or become subject to, or agreed to incur or become subject to, any Material Liability other than in the ordinary course of business;

                  (c) discharged or satisfied any Lien or paid any Material Liability other than (i) current liabilities shown on in the Interim Financial Statements, (ii) current liabilities incurred since the Interim Financials Date in the ordinary course of business, or (iii) Funded Debt shown on such balance sheet or incurred since the Interim Financials Date;

                  (d) declared, set aside or made, or agreed to declare, set aside or make any payments or dividends or any distribution with respect to Nationwide Capital Stock or purchased, redeemed or otherwise acquired, directly or indirectly, or agreed to purchase, redeem or acquire, any shares of capital stock or other securities;

                  (e) mortgaged, pledged, subjected or agreed to subject, any of its assets, tangible or intangible, to any Lien, except for any liens regarding Material current real and personal property taxes not yet due and payable;

                  (f) sold, assigned or transferred (or agreed so to do) any of its Material tangible assets, or canceled or agreed to cancel any Material debts or claims, except, in each case, in the ordinary course of business;

                  (g) except pursuant to license agreements entered into in the ordinary course of business consistent with past practice and which do not involve consideration in excess of $50,000, sold, assigned or transferred any patents, trademarks, trade names, copyrights or other intangible assets;

                  (h) suffered any Material damage, destruction or loss, whether or not covered by insurance, which materially and adversely affected the properties or business thereof, or suffered any extraordinary losses or waived any rights of substantial value, whether or not in the ordinary course of business;

                  (i) increased the rate of compensation payable or to become payable by it to any of its officers, directors, employees or agents over the rate being paid to them at the Interim Financials Date, or agreed so to do, except general hourly rate increases and normal merit increases for employees other than officers;

                  (j) terminated or Materially amended any Material Contract, license or other instrument to which it is a party or suffered any loss or termination or threatened loss or termination, of any existing business arrangement, the termination or loss of which would materially and adversely affect Nationwide;

                  (k) through negotiation or otherwise, made any commitment or incurred any Liability, whether or not enforceable, to any labor organization;

                  (l) except for any year-end compensation bonuses to be paid consistent with past practice, if any, made or agreed to make any accrual or arrangement for or payment of any bonus or special compensation of any kind to any officer, director, employee or agent;

                  (m) directly or indirectly paid or entered into a Contract to pay any severance or termination pay to any officer, director, employee or agent;

                  (n) changed any of the accounting principles followed by it or the methods of applying such principles;

                  (o) reclassified its shares of capital stock into a different number of shares;

                  (p) made or approved the making of any capital expenditure exceeding the amount of $50,000 in any instance;

                  (q) except in the ordinary course of business, loaned funds to or increased the aggregate amount of existing loans to any Person;

                  (r) experienced any development, quality assurance or network operations problems that has had, or is reasonably likely to have, a Material Adverse Effect on Nationwide;

                  (s) suffered or experienced any other event, change or occurrence (other than events or conditions affecting the economy generally) which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Nationwide.

         3.8.     Indebtedness.

         Schedule 3.8 lists all Funded Debt of Nationwide as of the date hereof,
         ------------
setting forth the principal amounts outstanding, per annum interest rates and maturity dates for all such indebtedness. All of the indebtedness (including Funded Debt) of Nationwide as of the respective dates of the Financial Statements and as of the date of this Agreement is accurately reflected in the Financial Statements, and with respect to any Funded Debt, Nationwide is not in Material breach or Default under any of the terms or conditions set forth in the loan documents or any other document or instrument related thereto. Except as disclosed on Schedule 3.8, all of the Funded Debt of Nationwide is prepayable at
             ------------
any time without penalty or premium at the option of the obligor. Except as disclosed on Schedule 3.8, (i) the transactions contemplated in this Agreement
             ------------
will not result in any penalty or incurrence of any additional obligation or change of any terms with respect to any such indebtedness, and (ii) Nationwide does not have any indebtedness to any employee, officer, director or 5% or greater shareholder of Nationwide.

         3.9.     Tax Matters.

                  (a) Nationwide has filed all federal and state income tax returns for all periods prior to the date hereof which were required to be filed, and, except as described on Schedule 3.9, no returns so filed have been
                                   ------------
examined by the IRS or any state agency with respect to any such period. Except as listed on Schedule 3.9, Nationwide has not received notice of any Tax claims
             ------------
being asserted or any proposed assessment by any taxing authority and no Tax returns thereof have been examined by the IRS or the appropriate state agencies for any fiscal year or period ended prior to the date hereof, and Nationwide is not presently under, nor has any such entity received notice of any contemplated, investigation or audit by the IRS or any state agency concerning any fiscal year or period ended prior to the date hereof. Except as listed on
Schedule 3.9, Nationwide has not executed any extension or waivers of any
------------
statute of limitations on the assessment or collection of any tax due that is currently in effect.

                  (b) As of the date hereof, Nationwide has filed all Tax returns required to be filed at this date, taking into account any extensions of the filing deadlines which have been validly granted to any such entity and which are disclosed on Schedule 3.9, and except to the extent that a reserve for
                       ------------
Taxes (including penalties and interest in respect thereof) is reflected on the Interim Financial Statements, (i) such returns are true and correct in all Material respects and properly reflect the Tax Liabilities of Nationwide for the periods, property or events covered thereby, and (ii) each such entity has paid all Taxes (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period through the date hereof whether shown on such returns or not.

                  (c) Adequate provision has been made in the Financial Statements in accordance with GAAP as of the Interim Financials Date, for all Tax Liabilities not required to be paid prior to such date and for all current and deferred Taxes.

                  (d) Nationwide and each of its predecessors to which any such entity has succeeded, has withheld or collected from each payment made to each of their employees the amount of all Taxes required to be withheld or collected therefrom and has paid the same to the proper tax depositories or collecting authorities.

                  (e) All ad valorem property taxes for fiscal years ending on or prior to September 30, 1998 imposed on Nationwide or its predecessors have been paid in full or adequately reserved in the Financial Statements in accordance with GAAP, as appropriate.

                  (f) Neither Nationwide nor to the knowledge of Nationwide, its predecessors to which it has succeeded, has ever made an election under Section 341(f) of the Internal Revenue Code and no such entity is a United States real property holding corporation as defined in Section 897 of the Internal Revenue Code.

         3.10.    Real Property.

                  (a) Nationwide does not own any real property. True and correct copies of all real property leases of Nationwide have been provided or made available to WebMD. Each of such leases is in full force and effect on the date hereof, except as the validity of such leases may be affected by actions, events or conditions involving only the other party thereto, none of which actions, events or conditions have occurred or exist to the knowledge of Nationwide. No Material Default under any of the terms or conditions set forth in any of the foregoing leases or any other documents or instruments related thereto has occurred or been asserted by any party. Except as disclosed on
Schedule 3.10, the continuation, validity and effectiveness of the terms
-------------
and conditions of such leases will not be materially adversely affected by the transactions contemplated by this Agreement.

                  (b) To the knowledge of Nationwide, all improvements on the real estate leased to or used by Nationwide conform to all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and the property is zoned for the various purposes for which the real estate and improvements thereon are presently being used.

                  (c) Each of the leased premises is in satisfactory condition and repair consistent with the uses to which they are being put.

                  (d) To their knowledge, no proceedings for the taking of any of such leased real property by eminent domain by any governmental authority are pending or, to the knowledge of Nationwide, threatened.

         3.11.    Personal Property.

                  (a) True and correct copies of all leases for personal property (except miscellaneous leases of office machinery, medical equipment, fixtures or any leases having future minimum lease payments of less than $25,000) used or employed by Nationwide have been provided or made available to WebMD. Each of such leases is in full force and effect on the date hereof, except as the validity of such leases may be affected by actions, events or conditions affecting the other party thereto, none of which actions, events or conditions exists of has occurred to the knowledge of Nationwide. No Material Default under any of the terms or conditions set forth in any of the foregoing leases or any document or instrument related thereto has occurred or been asserted by any party. Except as disclosed on Schedule 3.11, the continuation,
                                              -------------
validity and effectiveness of such leases will not be materially adversely affected by the transactions contemplated by this Agreement. Except as disclosed on Schedule 3.11, Nationwide does not lease any personal property as lessor.
   -------------

                  (b) All Material items of personal property and leasehold improvements owned or leased by Nationwide are shown on or reflected in the Interim Financials Date, included in the Financial Statements, are in satisfactory operating condition and in a state of reasonable maintenance and repair, consistent with the uses to which they are being put, and all such personal property, and leasehold improvements are considered adequate and usable for the continued operation of the business of Nationwide, as the same is presently being conducted and are physically located either at one of the principal places of business of Nationwide or at Nationwide's principal business office.

         3.12.    Intellectual Property.

                  (a) Schedule 3.12 contains a true and complete list of all
                      -------------
patents, trademarks, tradenames, service marks, service names, trade secret protected computer software and copyright registrations, and applications therefor owned by or exclusively licensed to Nationwide on the date hereof, including all Internet domain names registered with any third party. Nationwide owns, or is a valid licensee of all Intellectual Property used in Nationwide's business as currently conducted. Neither Nationwide or, to the knowledge of Nationwide, its predecessors has misused the Intellectual Property of others, and none of the Intellectual Property as used in the business conducted by any such entity infringes upon or otherwise violates the Intellectual Property of others, nor to Nationwide's knowledge with respect to predecessors, has any person asserted a claim of such infringement or violation of Intellectual Property against any such entity. Nationwide is not obligated to pay any royalties to any person or entity with respect to any Intellectual Property in excess of $5,000.00 per year. Nationwide owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or intends to use in connection with the performance of any existing Material contract, proposal or letter of intent to which it is a party. Except as set forth on Schedule 3.12, Nationwide has not licensed or sublicensed its rights in any Intellectual Property, except non-exclusive licenses in the ordinary course of business, forms of which license agreements and a list of which licensees, Nationwide has delivered or made available to WebMD.

                  (b) To the knowledge of Nationwide, except as described on
Schedule 3.12, no officer, director or employee of Nationwide has entered into
-------------
any Contract other than on behalf of Nationwide and with Nationwide's authorization, which requires such officer, director or employee to assign any interest in any Intellectual Property or which restricts or prohibits such officer, director or employee from engaging in activities competitive with Nationwide.

                  (c) The Intellectual Property owned or licensed by Nationwide is sufficient to continue to operate the business as conducted on the date hereof.

                  (d) Nationwide is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed on Schedule 3.12 other than that which is
                                       -------------
licensed to Nationwide. There is no pending written threat received by Nationwide of, or to the knowledge of Nationwide, any verbal threat of opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the applications or registrations listed on Schedule 3.12, or, to the knowledge of Nationwide,
                        -------------
against any Intellectual Property exclusively licensed to Nationwide.

                  (e) Except as set forth on Schedule 3.12, there are no
                                             -------------
settlements, forbearances to sue, consents, judgments, or orders of which Nationwide is a party or of which it is aware and which (i) restrict Nationwide's rights to use any Intellectual Property owned by or licensed to Nationwide, (ii) restrict Nationwide's business in order to accommodate a third party's intellectual rights or (iii) permit third parties to use any Intellectual Property owned or controlled by Nationwide.

                  (f) Except as set forth on Schedule 3.12, the consummation of
                                             -------------
the transactions contemplated hereby will not result in the Material loss or impairment of Nationwide's right to own or use any of the Intellectual Property, nor will require the consent of any government authority or third party in respect of such Intellectual Property.

         3.13.    Accounts Receivable.

         The accounts receivable of Nationwide and J&C, as reflected in the Financial Statements (net of reserves reflected in such Financial Statements), to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of Nationwide on the date hereof, are validly existing and represent monies due for goods sold and delivered or services performed, and the value of such accounts receivable as shown in the Financial Statements are, in the aggregate, net of adequate reserves for doubtful and uncollectible accounts as determined in accordance with GAAP. Except as set forth in Schedule
                                                                       --------
3.13, there are no refunds, discounts or other adjustments payable with respect
----
to any such accounts receivable, and there are no defenses, rights of set-off, assignments, restrictions, encumbrances, or conditions enforceable by third parties on or affecting any of the foregoing.

         3.14.    Insurance.

         All of the properties and business of Nationwide of an insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured in such amounts and against such losses, casualties or risks as is usual in such companies and for such properties and business. A complete and accurate list of all insurance policies held by Nationwide and now in force (including, without limitation, property damage, public liability, worker's compensation, fidelity bonds, errors and omissions, theft, forgery and other coverage) is attached hereto as Schedule 3.14, and, true and correct
                                      -------------
copies of all such policies, have been provided or made available to WebMD. All such policies are in full force and effect and the premiums due thereon have been timely paid. Nationwide is not now in Default regarding the provisions of any such policy, nor have they failed to give any notice or present any Material claim thereunder in due and timely fashion. The consummation of the transactions contemplated by this Agreement will not constitute a Default under, or otherwise affect the coverage under any such insurance policies.

         3.15.    Compliance with Laws.

                  (a) Nationwide has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Nationwide. Nationwide is not in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, including without limitation laws and regulations relating to reimbursement and billing under Medicare, Medicaid and any other federal or state-funded healthcare program, or the federal Ethics and Patent Referral Law, no notice or warning from any Regulatory Authority with respect to any failure or alleged failure of Nationwide to comply with any Law has been received by Nationwide, nor, to the knowledge of Nationwide, is any such notice or warning proposed or threatened.

                  (b) Except as set forth on Schedule 3.15, no consent or
                                             -------------
approval of, prior filing with or notice to, or other action by, any Regulatory Authority or any other third party is required in connection with the execution and delivery of this Agreement or any agreement or other instrument to be executed and delivered pursuant to this Agreement by Nationwide or the consummation of the transactions provided for herein or therein except for such consents and approvals that have been obtained and filings, notices and other actions that have been taken or made., the filing of the Articles of Merger with the State of Oregon and such consents and approvals as may be required under state securities laws.

                  (c) To the knowledge of Nationwide, there are no Material capital expenditures that Nationwide anticipates will be required to be made in connection with the business of Nationwide as now conducted in order to comply with any existing Laws or other governmental requirements applicable to the business of Nationwide as now conducted including, without limitation, requirements relating to occupational health and safety. "Capital Expenditures" shall have the same meaning as it has in the Financial Statements if and to the extent that the treatment thereof is in accordance with GAAP.

                  (d) Neither Nationwide nor, to the knowledge of Nationwide, any officer, director, employee, agent or other representative thereof acting or purporting to act on behalf of any such entity or any business enterprise with which Nationwide has been associated or affiliated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in violation of applicable law (i) as a kickback or bribe to any person, or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other governmental body or instrumentality.

         3.16.    Environmental Matters.

                  (a) Except as set forth on Schedule 3.16, there are no claims,
                                             -------------
actions, suits, proceedings or investigations related to Environmental Matters with respect to the ownership, use, condition or operation of any of the assets held for use or sale by Nationwide or any of its predecessors in any court or before or by any federal, state or other governmental agency or private arbitration tribunal (hereinafter collectively referred to as "Environmental Litigation"). Except as set forth on Schedule 3.16, there are no existing
                                     -------------
violations of federal, state or local Laws related to Environmental Matters by Nationwide with respect to the ownership, use, condition, lease or operation of real property formerly held for use or sale by any of its predecessors other than violations which would not, either individually or in the aggregate, have a Material Adverse Effect on Nationwide. Neither Nationwide nor, to the knowledge of Nationwide, any of its predecessors has used any assets or premises thereof for the handling, treatment, storage, or disposal of any Hazardous Substances except in compliance with all applicable environmental Laws. Except as set forth on Schedule 3.16, no written notice, or other communication from any court or
   -------------
governmental agency, official or instrumentality, of any alleged violation of any Law related to Environmental Matters has been communicated to management of any such entity or, to the knowledge of Nationwide, filed with respect to the use, ownership, condition, operation, or disposal of any of the assets of Nationwide or any property formerly held for use or sale by any such entity or, to the knowledge of Nationwide, any of its predecessors. To the knowledge of Nationwide, no basis exists for the allegation of any such violations.

                  (b) Except as set forth on Schedule 3.16, to the knowledge of
                                             -------------
Nationwide, no building or other improvement or any premises owned, leased, operated or managed by Nationwide contains any asbestos-containing materials.

                  (c) Copies of any environmental audits or environmental surveys of any real estate owned or leased by Nationwide are attached to
Schedule 3.16.
-------------

         3.17.    Litigation and Claims.

There are no outstanding Court Orders or administrative decisions to which Nationwide is subject, and, except as disclosed on Schedule 3.17, there is no
                                                   -------------
Litigation pending or, to Nationwide's knowledge, threatened against or relating to Nationwide or its Assets or businesses, and there is no specific event which has occurred for which any such action or any state of facts or occurrence of any event which, to the knowledge of Nationwide, might reasonably be expected to give rise to the foregoing. Except as disclosed on Schedule 3.18, Nationwide has
                                                   -------------
not been advised by any attorney representing any such entity that there are any "loss contingencies" (as defined in Statement of Financing Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FASB 5")), which would be required by FASB 5 to be disclosed or accrued in the consolidated financial statements of Nationwide and which are not so disclosed or accrued.

         3.18.    Contracts and Commitments.

                  (a) Schedule 3.18 lists the following Contracts to which
                      -------------
Nationwide is a party or by which any such entity benefits, and which involve payment by or the receipt of payment by Nationwide of any amounts or value in excess of $50,000, all of which have been made available to WebMD for review:

                      (i) any Contract for the employment of any officer, director, employee or consultant that is not terminable at will;

                      (ii) any Contract for the purchase, sale, production, supply, maintenance or support, whether on a continuing basis or otherwise, of goods or services of any type except those made in the ordinary course of business;

                      (iii)   any license or other strategic agreement;

                      (iv)    any sales or vendor Contract or sub-contract;

                      (v)     any Contract not made in the ordinary course of
business, including but not limited to any covenants not   o compete;

                      (vi) any Contracts upon which the business, rights or assets, or condition, financial or otherwise, of Nationwide depends or is or would be Materially affected.

                  (b) Except as set forth on Schedule 3.18 or as to Contracts
                                             -------------
that are cancelable at will or upon 30 days' notice or less, (i) each of the Contracts described in this Section 3.19 is in full force and effect on the date hereof, except as the validity of such Contracts may be affected by actions, events or conditions involving only the other party thereto, none of which actions, events or conditions have occurred or exist to the knowledge of Nationwide, (ii) no material Default under any of the terms or conditions set forth in any of the Contracts to which Nationwide is a party or any document or instrument related thereto has occurred or been asserted by any party, and (iii) the continuation, validity and effectiveness of such Contracts, and all other Material terms thereof, will not be materially and adversely affected by the transactions contemplated by this Agreement.

         3.19.    Powers of Attorney.

         Except as disclosed on Schedule 3.19, Nationwide has not given or granted any power of attorney, whether limited or general, to any Person that is continuing in effect.

         3.20.    Benefit Plans.

                  (a) Schedule 3.20.1 lists (i) every pension, retirement,
                      ---------------
profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise; (ii) any medical, vision, dental or other health plan, any life insurance plan; or (iii) any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently or expected to be adopted, maintained by, sponsored in whole or in part by, or contributed to by Nationwide or any entity aggregated therewith under Internal Revenue Code Sections 414(b) or 414(c) for the benefit of employees, former employees, retirees, directors, independent contractors, spouses or dependents of any of the foregoing or any other beneficiaries and under which such employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Benefit Plans"). Any Benefit Plan that is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." On or after September 26, 1980, neither Nationwide or any entity aggregated therewith under Internal Revenue Code Section 414(b) or 414(c) have had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) ("Multiemployer Plan"). Nationwide has not incurred, nor is reasonably expected to incur prior to the Closing Date, any liability under Title I or Title IV of ERISA or under Internal Revenue Code Section 412 other than routine funding obligations and routine claims for benefits. All Liabilities arising out of or related to Benefit Plans and ERISA Plans of Nationwide and of its ERISA Affiliates are reflected in the Financial Statements in accordance with GAAP.

                  (b) True, correct and complete copies of all written Benefit Plans, as currently in effect (or as otherwise requested by WebMD), listed on
Schedule 3.20.1 and all trust agreements or other funding arrangements,
---------------
including insurance contracts, all amendments thereto and, where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, all advisory opinions issued by the United States Department of Labor after December 31, 1974, the annual reports or returns, audited or unaudited financial statements, actuarial valuations, and summary annual reports for the most recent three plan years, the most recent summary plan descriptions and any Material modifications thereto have been provided or made available to WebMD.

                  (c) Except as listed on Schedule 3.20.2, all the Benefit Plans
                                          ---------------
and the related trusts subject to ERISA comply with and have been administered in all Material respects in compliance with, the provisions of ERISA, all provisions of the Internal Revenue Code relating to qualification and tax exemption under Internal Revenue Code Section 401(a) and 501(a) or otherwise applicable to secure intended tax consequences, and all other applicable laws, rules and regulations and collective bargaining agreements in all Material respects. Except as listed on Schedule 3.20.2, all governmental approvals for
                              ---------------
the Benefit Plans have been obtained, including, but not limited to, timely determination letters on the qualification of the ERISA Plans and tax exemption of related trusts, as applicable under the Internal Revenue Code, and all such governmental approvals continue in full force and effect. Neither Nationwide nor any administrator or fiduciary of any such Benefit Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject any such entity to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Benefit Plans has been made to employees of Nationwide or any of its predecessors prior to or on the Closing Date that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim other than processing of claims in the ordinary course of business.

                  (d) All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate in all Material respects.

                  (e) Since December 31, 1974, no "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in
Section 4975(e)(2) of the Internal Revenue Code) of any ERISA Plan has engaged in any "prohibited transaction" (within the meaning of Section 4975(c) of the Internal Revenue Code or Section 406 of ERISA) that is not exempt under Section 4975(d) of the Internal Revenue Code or Section 408(a) or (b) of ERISA.

                  (f) No Liability exists and no event that could result in a Liability has occurred with respect to any Benefit Plan that individually or in the aggregate could have a Material Adverse Effect on Nationwide.

                  (g) Nationwide has not maintained, nor currently maintains, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Internal Revenue Code Section 4980B(f).

                  (h) Except as set forth on Schedule 3.20.3, the consummation
                                             ---------------
of the transactions contemplated by this Agreement will not entitle any current or former employee of Nationwide or any of its predecessors whose employment is not terminated as a result of such transactions, to severance pay, unemployment compensation or any similar payment, and will not accelerate the time of payment or vesting, or increase the amount, of compensation due any such employee or former employee.

                  (i) All Benefit Plans subject to Section 4980B of the Internal Revenue Code or Part 6 of Title I of ERISA, or both, have been maintained in compliance in all Material respects with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

         3.21.    Remuneration.

         Schedule 3.21 contains a complete and accurate schedule of the direct
         -------------
compensation (including wages, salaries and actual or anticipated bonuses), plus a description of other annual benefits not made available to the other employees generally, to be paid in the current fiscal year to (i) all of the officers and directors of Nationwide; and (ii) all of the employees of Nationwide who received or will be receiving in excess of $50,000 (excluding commission and bonus compensation) during such year. No unpaid salary, other than for the immediately preceding pay period and other than pursuant to the existing deferred compensation plans of Nationwide is now payable to any of such officers, directors or employees.

         3.22.    Union and Employment Agreements.

         Except as set forth on Schedule 3.22, Nationwide is not a party to any
                                -------------
union agreement, nor does it have any written or oral agreement that is not terminable by it at will with any of its officers, directors, employees, consultants, agents, or any other person performing services therefor, relating to their employment by or performance of services for any such entity or their compensation therefor. To the knowledge of Nationwide, no union attempts to organize the employees of Nationwide have been made, nor are any such attempts now threatened so far as is known to Nationwide. Except as set forth on Schedule
                                                                        --------
3.22, to the knowledge of Nationwide, none of its officers will terminate his or
----
her employment currently or at any time within sixty (60) days of the Closing Date.

         3.23.    Interested Transactions.

                  (a) Except as set forth on Schedule 3.23 and except for or in
                                             -------------
connection with reasonable expenses or advancement of expenses incurred in the ordinary course of business for relocation of employees, Nationwide is not currently a party to any Contract, loan or other transaction with any of the following persons, or in which any of the following persons have any direct or indirect interest (other than as a shareholder or employee of Nationwide):

                    (i) Any director, officer, employee of Nationwide or any of the five percent (5%) or greater shareholders of Nationwide;

                     (ii) Any of the spouses, parents, siblings, children, aunts, uncles, nieces, nephews, in-laws and grandparents of any of the persons described in clause (i); or

                     (iii) Any corporation, trust, partnership or other entity in which any of the persons described in clauses (i) or (ii) has a beneficial interest (other than in a corporation whose shares are publicly traded and in which such persons own beneficially in the aggregate no more than 5% of the equity interest).

               (b) Except as set forth on Schedule 3.23, none of the shareholders of Nationwide is an employee, consultant, partner, principal, director or shareholder of any business entity which is engaged in a business which competes with or is similar to the business of Nationwide.

         3.24. Brokers and Finders.

         No broker, agent, finder or consultant or other person has been retained by or on behalf of Nationwide (other than legal or accounting advisors), or is entitled to be paid based upon any agreements or understandings made by Nationwide in connection with the transactions contemplated hereby. Neither WebMD nor Nationwide shall have any Liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration by reason of any action of Nationwide.

         3.25. Statements True and Correct.

         No certificate, schedule, or other exhibit furnished or to be furnished by Nationwide to WebMD pursuant to the terms of this contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.26. Schedules.

         All Schedules attached hereto are true, correct and complete as of the date of this Agreement. Matters disclosed on each Schedule shall be deemed disclosed for purposes of the matters to be disclosed on such Schedule and shall be deemed to be disclosed for purposes of other Schedules, provided that such disclosure is specifically responsive and complete with respect to such other Schedules, unless expressly provided to the contrary therein.

                                  ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF WEBMD


         WebMD represents and warrants to the other parties hereto as follows:

         4.1.     Organization, Standing and Power.

         Each of WebMD and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the Laws of the state of its incorporation, and has the power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate its Assets. Except as set forth on Schedule 4.1, each of WebMD and its Subsidiaries is duly
                       ------------
qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WebMD or such Subsidiary. Copies of the articles or certificate of incorporation and all amendments thereto of WebMD and its Subsidiaries and the bylaws, as amended, of WebMD and its Subsidiaries and copies of the corporate minutes (or resolutions adopted by the shareholders or Board of Directors) of WebMD and its Subsidiaries, which have been made available to Nationwide for review, are true and complete, in all Material respects, as in effect on the date of this Agreement, and accurately reflect all proceedings of the shareholders and Board of Directors (and all committees thereof) of WebMD and its Subsidiaries. The stock record books of WebMD and its Subsidiaries, which have been made available to Nationwide for review, contain true and complete records of the stock ownership of WebMD and all prior transfers of the shares of its capital stock.

         4.2.     Authorization of Agreement; No Breach.

         The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of WebMD. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by WebMD pursuant to this Agreement will constitute, legal, valid and binding obligations of WebMD enforceable against WebMD in accordance with their respective terms, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 4.2, the execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by WebMD pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the consents identified herein, (i) violate or result in a breach of or Default under the articles or certificate of incorporation or bylaws of WebMD or any of its Subsidiaries or any other Material instrument or agreement to which WebMD or any of its Subsidiaries is a party or is bound; (ii) to the knowledge of WebMD and its Subsidiaries, violate any Law, administrative decision or award of any court, arbitrator, mediator, tribunal, administrative agency or governmental body applicable to or binding upon

WebMD or its Subsidiaries or upon their respective securities, property or business; (iii) conflict with or constitute a Default under any Material Contract to which WebMD or any of its Subsidiaries is a party or by which WebMD or any of its Subsidiaries is bound; or (iv) create a Material Lien upon the securities, property or business of WebMD or any of its Subsidiaries.

         4.3.     Capital Stock.

         As of the date hereof, the authorized capital stock of WebMD consists of (a) 75,000,000 shares designated Common Stock (without designation as to series), of which 3,000,000 shares are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares, (b) 3,000,000 shares are designated Common Stock Series B, of which 1,400,000 are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares, (c) 1,500,000 shares are designated Common Stock Series C, of which 1,500,000 are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares, (d) 15,000,000 shares are designated Common Stock Series D, of which 4,496,805 are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares,
(e) 2,500,000 are designated Common Stock Series E, of which 2,100,000 are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares; and (f) 10,000,000 shares designated as Preferred Stock, of which (i) 1,600,000 are designated Series A Preferred Stock, of which 801,000 shares of Series A Preferred Stock are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares, (ii) 3,400,000 are designated Series B Preferred Stock, of which 2,973,263 shares of Series B Preferred Stock are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares, and (iii) 2,000,000 are designated Series C Preferred Stock, of which 578,750 shares of Series C Preferred Stock are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares. Except as set forth in Schedule 4.3, all of such shares are duly and validly issued and outstanding, and are fully paid and non-assessable and were issued pursuant to an exemption from registration under the 1933 Act and all applicable state securities laws. Except as set forth on Schedule 4.3 and as contemplated by this Agreement, there are no
                ------------
outstanding warrants, options, rights (including outstanding rights to demand registration or to sell in connection with a registration by WebMD under the Securities Act of 1933, as amended), calls or other commitments of any nature relating to the WebMD Series D Common Stock or any other capital stock of WebMD to which WebMD is a party, and there are no outstanding securities of WebMD convertible into or exchangeable for shares of WebMD Series D Common Stock or any other capital stock of WebMD. WebMD and its Subsidiaries have no knowledge of any voting agreements or voting trusts between or among any Person or Persons relating to WebMD, the WebMD Series D Common Stock or any of its Subsidiaries. Except as set forth on Schedule 4.3, WebMD is not obligated to issue or
                       ------------
repurchase any shares of its capital stock for any purpose, and, to the knowledge of WebMD, no person or entity has entered into any Contract or option or any right or privilege (whether preemptive or contractual) capable of becoming a Contract or option for the purchase, subscription or issuance of any unissued shares, or other securities of WebMD. The shares of Series D Common Stock to be issued in accordance with the terms and provisions of this Agreement will, when so issued, be duly authorized, validly issued, fully paid and non-assessable.

         4.4.     WebMed Subsidiaries.

         Schedule 4.4 attached hereto is a true and correct list of each
         ------------
Subsidiary of WebMD. All of the outstanding shares of capital stock of each such Subsidiary are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the Securities Act of 1933, as amended, and all applicable state securities laws, and are owned of record and beneficially by WebMD, free and clear of any and all Liens. No shares of capital stock of any Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims of any character, Contracts, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary, pursuant to which any Subsidiary is or may become obligated to issue or exchange any share of capital stock. Neither WebMD nor any Subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, or other entity.

         4.5.     Financial Statements.

                  (a) Schedule 4.5 contains true and correct copies of the (i)
                      ------------
audited consolidated balance sheets of WebMD as of December 31, 1997 and 1996, and the audited consolidated statements of income and audited consolidated statements of cash flows for the years ended December 31, 1997, 1996 and 1995 and (ii) the unaudited balance sheet of WebMD as of September 30, 1998 and the unaudited consolidated statements of income and unaudited statements of cash flows for the nine months ended September 30, 1998 and 1997 (the "Financial Statements").

                  (b) The Financial Statements (i) are in accordance with the books and records of WebMD and its Subsidiaries, which books and records have been maintained in accordance with reasonable business practices; (ii) present fairly the consolidated financial condition, assets and liabilities of WebMD and its Subsidiaries, taken as a whole, as of the respective dates indicated and the results of operations and cash flows for the respective periods indicated; (iii) have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for the omission of notes to interim unaudited consolidated statements; and (iv) reflect adequate reserves for all known Material Liabilities and reasonably anticipated losses required to be recorded under GAAP. The Financial Statements contain no untrue statements of any Material fact nor omit to state any Material fact required to be stated to make the Financial Statements not misleading, except that there are no notes to the interim unaudited consolidated statements.

         4.6.     Absence of Undisclosed Liabilities.

         Except as disclosed on Schedule 4.6 and on the September 30, 1998
                                ------------
Financial Statements, as of the date hereof neither WebMD nor any of its Subsidiaries has any Undisclosed Liabilities, except for unpaid liabilities and obligations incurred since September 30, 1998, in the ordinary course of business and not involving Funded Debt and which are not, in the aggregate, Material.

         4.7.     Absence of Certain Changes or Events.

         Since September 30, 1998, except as disclosed on Schedule 4.7, there
                                                          ------------
have been no events, changes or occurrences (other than events or conditions affecting the economy generally) which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WebMD.

         4.8.     Tax Matters.

                  (a) WebMD and its Subsidiaries have filed all federal and state income tax returns for all periods prior to the date hereof which were required to be filed, and, except as described on Schedule 4.8, no returns so
                                                  ------------
filed have been examined by the IRS or any state agency with respect to any such period. Except as listed on Schedule 4.8, WebMD has not received notice of any
                            ------------
Tax claims being asserted or any proposed assessment by any taxing authority and no Tax returns thereof have been examined by the IRS or the appropriate state agencies for any fiscal year or period ended prior to the date hereof, and WebMD is not presently under, nor has any such entity received notice of any contemplated, investigation or audit by the IRS or any state agency concerning any fiscal year or period ended prior to the date hereof. Except as listed on
Schedule 4.8, WebMD has not executed any extension or waivers of any statute of
------------
limitations on the assessment or collection of any tax due that is currently in effect.

                  (b) As of the date hereof, WebMD and each of its Subsidiaries have filed all Tax returns required to be filed at this date, taking into account any extensions of the filing deadlines which have been validly granted to any such entity and which are listed on Schedule 4.8, and such returns are
                                           ------------
true and correct in all Material respects and properly reflect the Tax Liabilities of WebMD and each of its Subsidiaries for the periods, property or events covered thereby, and each such entity has paid all Taxes (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period through the date hereof whether shown on such returns or not.

                  (c) Adequate provision has been made in the Financial Statements in accordance with GAAP as of September 30, 1998, for all Tax Liabilities not required to be paid prior to such date and for all current and deferred Taxes.

                  (d) WebMD and each of its Subsidiaries, and each of their respective predecessors to which any such entity has succeeded, has withheld or collected from each payment made to each of their employees the amount of all Taxes required to be withheld or collected therefrom and has paid the same to the proper tax depositories or collecting authorities.

                  (e) All ad valorem property taxes for fiscal years prior to 1998 imposed on WebMD, or any of its Subsidiaries or their respective predecessors have been paid in full or adequately reserved in the consolidated financial statements contained in the WebMD Documents, as appropriate.

                  (f) Neither WebMD nor any of its Subsidiaries, nor to the knowledge of WebMD or its Subsidiaries, their respective predecessors to which any such entity has succeeded, has ever made an election under Section 341(f) of the Internal Revenue Code and no such entity is a United States real property holding corporation as defined in Section 897 of the Internal Revenue Code.

         4.9.     Intellectual Property.

                  (a) Schedule 4.9 contains a true and complete list of all
                      ------------
patents, trademarks, tradenames, service marks, service names, trade secret protected computer software and copyright registrations, and applications therefor owned by or exclusively licensed to WebMD on the date hereof, including all Internet domain names registered with any third party. WebMD owns, or is a valid licensee of all Intellectual Property used in WebMD's business as currently conducted. Neither WebMD or, to the knowledge of WebMD, its predecessors has misused the Intellectual Property of others, and none of the Intellectual Property as used in the business conducted by any such entity infringes upon or otherwise violates the Intellectual Property of others, nor to WebMD's knowledge with respect to predecessors, has any person asserted a claim of such infringement or violation of Intellectual Property against any such entity. WebMD owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or intends to use in connection with the performance of any existing Material contract, proposal or letter of intent to which it is a party. Except as set forth on Schedule 4.9, WebMD has
                                                      ------------
not licensed or sublicensed its rights in any Intellectual Property, except non-exclusive licenses in the ordinary course of business, forms of which license agreements and a list of which licensees, WebMD has delivered or made available to Nationwide.

                  (b) To the knowledge of WebMD, except as described on Schedule
                                                                        --------
4.9, no officer, director or employee of WebMD has entered into any Contract
---
other than on behalf of WebMD and with WebMD's authorization, which requires such officer, director or employee to assign any interest in any Intellectual Property or which restricts or prohibits such officer, director or employee from engaging in activities competitive with WebMD.

                  (c) The Intellectual Property owned or licensed by WebMD is sufficient to continue to operate the business as conducted on the date hereof.

                  (d) WebMD is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed on Schedule 4.9. There is no pending, or to the
                           -------------
knowledge of WebMD, threatened received by WebMD of, or to the knowledge of WebMD, any verbal threat of opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations listed on Schedule 4.9, or, to the knowledge of WebMD, against any
                        ------------
Intellectual Property exclusively licensed to WebMD.

                  (e) Except as set forth on Schedule 4.9, there are no
                                             ------------
settlements, forbearances to sue, consents, judgments, or orders of which WebMD is a party or of which it is aware and which (i) restrict WebMD's rights to use any Intellectual Property owned by or licensed to WebMD, (ii) restrict WebMD's business in order to accommodate a third party's intellectual rights or (iii) permit third parties to use any Intellectual Property owned or controlled by WebMD.

                  (f) Except as set forth on Schedule 4.9, the consummation of
                                             ------------
the transactions contemplated hereby will not result in the Material loss or impairment of WebMD's right to own or use any of the Intellectual Property, nor will require the consent of any government authority or third party in respect of such Intellectual Property.

         4.10.    Insurance.

         All of the properties and business of WebMD and its Subsidiaries of an insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured in such amounts and against such losses, casualties or risks as is usual in such companies and for such properties and business. All such insurance policies are in full force and effect and the premiums due thereon have been timely paid. Neither WebMD nor any of its Subsidiaries is now in Default regarding the provisions of any such policy, nor have they failed to give any notice or present any Material claim thereunder in due and timely fashion. The consummation of the transactions contemplated by this Agreement will not constitute a Default under, or otherwise affect the coverage under any such insurance policies.

         4.11.    Compliance With Laws.

                  (a) Each of WebMD and its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits disclosed on Schedule 4.11
                                                                 -------------
or those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WebMD or its Subsidiaries, taken as a whole. Except as disclosed on Schedule 4.11, neither
                                                       -------------
WebMD nor any of its Subsidiaries is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No notice or warning from any Regulatory Authority with respect to any failure or alleged failure of WebMD or any of its Subsidiaries to comply with any Law has been issued or given, nor is any such notice or warning proposed or threatened.

                  (b) Except as set forth on Schedule 4.11, no consent or
                                             -------------
approval of, prior filing with or notice to, or other action by, any Regulatory Authority or any other third party is required in connection with the execution and delivery of this Agreement or any assignment, agreement or other instrument to be executed and delivered pursuant to this Agreement by WebMD or the consummation of the transactions provided for herein or therein except for such consents and approvals that have been obtained and filings, notices and other actions that have been taken or made.

                  (c) Neither WebMD or any of its Subsidiaries, nor, to the knowledge of WebMD, any officer, director, employee, agent or other representative thereof acting or purporting to act on behalf of any such entity or any business enterprise with which WebMD has been associated or affiliated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in violation of applicable law (i) as a kickback or bribe to any person, or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other governmental body or instrumentality.

         4.12.    Legal Proceedings.

         There are no outstanding Court Orders or administrative decisions to which WebMD or any of its Subsidiaries is subject, and, except as disclosed on
Schedule 4.12, there is no Litigation pending or, to WebMD's knowledge,
-------------
threatened against or relating to WebMD or any of its Subsidiaries or their respective assets or businesses. Except as disclosed on Schedule 4.12, neither
                                                        -------------
WebMD nor any of its Subsidiaries have been advised by any attorney representing any such entity that there are any "loss contingencies" as defined in FASB 5, which would be required by FASB 5 to be disclosed or accrued in the consolidated financial statements of WebMD and which are not so disclosed or accrued.

         4.13.    Brokers and Finders.

         No broker, agent, finder or consultant or other person has been retained by or on behalf of WebMD (other than legal or accounting advisors), or is entitled to be paid based upon any agreements or understandings made by WebMD in connection with the transactions contemplated hereby. Neither Nationwide nor WebMD shall have any Liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration by reason of any action of WebMD.

         4.14.    Statements True and Correct.

         No certificate, schedule or other exhibit furnished or to be furnished by WebMD or any Affiliate thereof to Nationwide pursuant to the terms of this Agreement contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.15.    Schedules.

         All Schedules attached hereto are true, correct and complete as of the date of this Agreement. Matters disclosed on each Schedule shall be deemed disclosed for purposes of the matters to be disclosed on such Schedule and shall be deemed to be disclosed for purposes of other Schedules, provided that such disclosure is specifically responsive and complete with respect to such other Schedules, unless expressly provided to the contrary therein.

                                  ARTICLE V.
                             ADDITIONAL AGREEMENTS


         5.1.     Additional Agreements.

         The parties agree to work together in good faith to web-enable healthcare professional placement and other related services provided by Nationwide, and to offer such web-enabled services through a co-branded career center located within the professional services area of webmd.com and residing on WebMD's servers. WebMD agrees to expend $400,000 in connection with the development and web-enabling of the co-branded career center, and Nationwide agrees to cooperate with WebMD and its outside contractors to web-enable the Nationwide products and services for use within the career center. WebMD will own the software and the underlying source code which operates the career center and web-enables the placement services. All software (the "Software") in the underlying source code whether developed jointly or through an outside contractor will be considered "works made for hire" within the meaning of the Copyright Act of 1976 as amended, and WebMD will be the "author" within the meaning of such Act. WebMD will grant to Nationwide the non-exclusive, perpetual, royalty-free license to use the Software and the documentation thereto, to be used solely in connection with the offering of Nationwide products and services via an Internet site owned and operated by or on behalf of Nationwide. Such license will also provide for access by Nationwide to the underlying source code and documentation. In the event Nationwide ceases to be a co-branded partner with WebMD within the career center, such license will continue and Nationwide will have the right to use the Software an related documentation in connection with an Internet site operated by or on behalf of Nationwide, either alone or in conjunction with a co-branded partner; provided that in in no event shall Nationwide have the right to license the Software to competitors of WebMD other than Nationwide's co-branded partner(s) in connection with an Internet site operated by or on behalf of Nationwide. Furthermore, in the event Nationwide ceases to be a co-branded partner of WebMD, Nationwide's license to use the Software and related documentation and its access to the underlying source code shall be limited to the Software, documentation and source code as it exists on the date Nationwide and WebMD ceased to be co-branded partners. WebMD will use its commercially reasonable efforts to complete its $400,000 in expenditures no later than the six month anniversary of the Closing Date. Nationwide and WebMD will undertake to negotiate and enter into a Web Site Development Agreement in connection with the development of the career center and consistent with this Article V, as soon as reasonably practicable after closing.

         For a period of three (3) years and as more specifically set forth in the Web Site Development Agreement, WebMD agrees to utilize and market the Nationwide placement services as the exclusive on-line physician placement services offered to WebMD subscribers. In addition, Nationwide agrees to utilize and market WebMD in the career center as its exclusive Internet-based healthcare content and services aggregator for delivery of its placement and other services offered through the Internet. The obligations to maintain exclusivity will be subject to applicable performance targets for each party as set forth in the Web Site Development Agreement. The Web Site Development Agreement will be terminable only for cause, as such term shall be defined by the mutual agreement of the parties. Notwithstanding the foregoing, the term "for cause" shall include, without limitation, the failure of either party to meet the applicable performance targets. The parties agree to negotiate in good faith the Web Site Development Agreement, including the mutual performance targets, within sixty (60 days of the execution of this Stock Purchase Agreement.

                                  ARTICLE VI.
                            COVENANTS OF NATIONWIDE

         Nationwide covenants and agrees that it shall comply with each of the covenants and agreements set forth in this Article VI, the fulfillment of each of which shall constitute a condition precedent to the obligations of the other parties hereto to consummate the transactions contemplated hereby at the Closing, but each of which may be waived in writing by such other parties.

         6.1. Certificate of Incorporation and Bylaws. Except as specifically required by this Agreement, Nationwide shall not take nor agree to take any of the following actions:

                  (a) amend or otherwise change its Certificate of Incorporation or Bylaws or any instrument similar in purpose and intent to them;

                  (b) issue any shares of its capital stock (other than upon exercise of the Nationwide Options);

                  (c) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock may be authorized, issued or transferred from treasury;

                  (d) take any action that would make any of the representations and warranties in this Agreement untrue or incorrect in any material respect; or

                  (e) agree to do any of the acts listed above.

         6.2. Corporate Existence and Rights. Except as specifically required by this Agreement, between the date hereof and the Closing Date, Nationwide shall take all necessary actions to keep in full force and effect the corporate existence of Nationwide and shall cause the operations of Nationwide to be conducted only according to its ordinary and usual course of business. Nationwide shall not do, nor permit to be done, anything that is represented or warranted not to have occurred since the date of the Nationwide Unaudited Financial Statements as represented in Section 3.7 hereof. Nationwide shall make all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and employees, and preserve its relationship with customers, suppliers and others having business dealings with it, to the end that its business shall not be materially impaired at the Closing. Nationwide shall maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities in accordance with past practice.

         6.3. Access and Information Before the Closing. If the Closing Date is a date other than the date hereof, between the date hereof and the Closing Date, Nationwide shall cause to afford WebMD and its respective counsel, accountants and other representatives reasonable access to all of the properties, books, contracts and records of Nationwide and will furnish the other parties hereto and their respective counsel, accountants and other representatives with all information, including copies of books, contracts and records, concerning the affairs of Nationwide, which may be reasonably requested.

         6.4. Current Information. Nationwide shall advise the other parties hereto in writing as promptly as possible, but in any event prior to the Closing, of:

                  (a) the occurrence of any event that renders any of the representations or warranties of Nationwide set forth herein inaccurate in any material respect;

                  (b) the awareness of Nationwide that any representation or warranty of Nationwide set forth herein was not accurate in all material respects when made;

                  (c) the failure of Nationwide to comply with or accomplish any of the covenants or agreements set forth herein in any material respect; and

                  (d) the occurrence of any event that constitutes a Nationwide Material Adverse Effect.

Nationwide will also provide the other parties hereto promptly on becoming available copies of all material operating and financial reports prepared by or for the normal conduct of business of Nationwide, including without limitation monthly financial statements. All such information shall be true and correct in all material respects.

         6.5. Consents. Nationwide shall use its reasonable efforts to procure all consents, approvals or waivers that must be obtained by Nationwide and that are necessary for completion of the transactions described herein, including using all reasonable efforts to obtain all required consents of any governmental agency or body issuing any permits, licenses or other governmental authorizations required to consummate the transactions contemplated herein. Without limiting its obligations hereunder, Nationwide shall not agree to any material adverse modification of the terms of any document or contractual arrangement or to prepay or incur additional material obligations to any person, whenever effective.

         6.6.     Confidentiality.

                  (a) In connection with the consideration by WebMD of the transaction contemplated hereby and other business transactions between WebMD and Nationwide, WebMD has provided Nationwide with certain information and data concerning the business and affairs of WebMD that it deems confidential (the "Confidential Information").

                  (b) Nationwide agrees that all Confidential Information will be held and treated by it and its affiliates, associates, directors, officers, employees, advisors, agents, consultants, subcontractors and representatives (collectively "Representatives") in confidence and will not, from the date hereof, be disclosed by it or its Representatives in any manner whatsoever, in whole or in part, and will not be used by it or its Representatives without the prior written consent of WebMD, and in any event, not in any way directly or indirectly detrimental to WebMD including, without limitation, for purposes of engaging in activities competitive with those of WebMD. Moreover, Nationwide further agrees (i) to disclose Confidential Information only to its Representatives who need to know in participating in a possible transactions with WebMD and who agree to keep such information confidential and to be bound by the terms of this Agreement to the same extent as if they were parties hereto, and (ii) that it will use its best efforts to cause all of such Representatives to act in accordance herewith and be bound by this Agreement.

                  (c) The term Confidential Information shall not include information that (i) is or becomes generally available to the public, other than as a result of a disclosure under this Agreement, (ii) is available to Nationwide on a nonconfidential basis prior to its disclosure by WebMD, or (iii) becomes available to the undersigned from a person who is not otherwise bound by a confidentiality agreement with WebMD.

                                 ARTICLE VII.
                              COVENANTS OF WEBMD

         WebMD covenants and agrees that it shall comply with each of the covenants and agreements set forth in this Article VII, the fulfillment of each of which shall constitute a condition precedent to the obligations of the other parties hereto to consummate the transactions contemplated hereby at the Closing, but each of which may be waived in writing by such other parties.

         7.1. Articles of Incorporation and Bylaws. Except as specifically required by this Agreement, or any other transaction which WebMD anticipates closing prior to its initial public offering, WebMD shall not take nor agree to take any of the following actions:

                  (a) amend or otherwise change its Articles of Incorporation or Bylaws or any instrument similar in purpose and intent to them;

                  (b) issue any shares of its capital stock (other than upon exercise of the WebMD Options);

                  (c) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock may be authorized, issued or transferred from treasury;

                  (d) take any action that would make any of the representations and warranties in this Agreement untrue or incorrect; or

                  (e) agree to do any of the acts listed above.

         7.2. Corporate Existence and Rights. Except as specifically required by this Agreement, or any other transaction which WebMD anticipates closing prior to its initial public offering, between the date hereof and the Closing Date, WebMD shall take all necessary actions to keep in full force and effect the corporate existence of WebMD and shall cause the operations of WebMD to be conducted only according to its ordinary and usual course of business.

WebMD shall not do, nor permit to be done, anything that is represented or warranted not to have occurred since the date of the WebMD Unaudited Financial Statements as represented in Section 4.7 hereof. WebMD shall make all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and employees, and preserve its relationship with customers, suppliers and others having business dealings with it, to the end that its business shall not be materially impaired at the Closing. WebMD shall maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities in accordance with past practice.

         7.3. Access and Information Before the Closing. If the Closing Date is a date other than the date hereof, between the date hereof and the Closing Date, WebMD shall cause to afford Nationwide and its counsel, accountants and other representatives reasonable access to all of the properties, books, contracts and records of WebMD and will furnish the other parties hereto and their respective counsel, accountants and other representatives with all information, including copies of books, contracts and records, concerning the affairs of WebMD, which may be reasonably requested.

         7.4. Current Information. WebMD shall advise the other parties hereto in writing as promptly as possible, but in any event prior to the Closing, of:

                  (a) the occurrence of any event that renders any of the representations or warranties of WebMD set forth herein inaccurate in any material respect;

                  (b) the awareness of WebMD that any representation or warranty of WebMD set forth herein was not accurate in all material respects when made;

                  (c) the failure of WebMD to comply with or accomplish any of the covenants or agreements set forth herein in any material respect; and

                  (d) the occurrence of any event that constitutes a WebMD Material Adverse Effect.

WebMD will also provide the other parties hereto promptly on becoming available copies of all material operating and financial reports prepared by or for the normal conduct of business of WebMD, including without limitation monthly financial statements. All such information shall be true and correct in all material respects.

         7.5. Consents. WebMD shall use its reasonable efforts to procure all consents, approvals or waivers that must be obtained by WebMD and that are necessary for completion of the transactions described herein, including using all reasonable efforts to obtain all required consents of any governmental agency or body issuing any permits, licenses or other governmental authorizations required to consummate the transactions contemplated herein. Without limiting its obligations hereunder, WebMD shall not agree to any material adverse modification of the terms of any document or contractual arrangement or to prepay or incur additional material obligations to any person, whenever effective.

         7.6. Confidentiality.(a) In connection with the consideration by Nationwide of the transaction contemplated hereby and other business transactions between Nationwide and WebMD, Nationwide has provided WebMD with certain information and data concerning the business and affairs of Nationwide that it deems confidential (the "Confidential Information").

                  (b) WebMD agrees that all Confidential Information will be held and treated by it and its affiliates, associates, directors, officers, employees, advisors, agents, consultants, subcontractors and representatives (collectively "Representatives") in confidence and will not, from the date hereof, be disclosed by it or its Representatives in any manner whatsoever, in whole or in part, and will not be used by it or its Representatives without the prior written consent of Nationwide, and in any event, not in any way directly or indirectly detrimental to Nationwide including, without limitation, for purposes of engaging in activities competitive with those of Nationwide. Moreover, WebMD further agrees (i) to disclose Confidential Information only to its Representatives who need to know in participating in a possible transactions with Nationwide and who agree to keep such information confidential and to be bound by the terms of this Agreement to the same extent as if they were parties hereto, and (ii) that it will use its best efforts to cause all of such Representatives to act in accordance herewith and be bound by this Agreement.

                  (c) The term Confidential Information shall not include information that (i) is or becomes generally available to the public, other than as a result of a disclosure under this Agreement, (ii) is available to WebMD on a nonconfidential basis prior to its disclosure by Nationwide, or (iii) becomes available to the undersigned from a person who is not otherwise bound by a confidentiality agreement with Nationwide.

                                 ARTICLE VIII.
                              CLOSING CONDITIONS

         8.1. Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the condition that neither Nationwide nor WebMD shall be subject on the Closing Date to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

         8.2. Conditions to the Obligations of Nationwide to Effect the Transactions contemplated hereby The obligations of Nationwide to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Nationwide:

                  (a) WebMD shall have performed and complied in all material respects with all agreements, covenants and undertakings contained in this Agreement required to be performed and complied with by WebMD at or prior to the Closing Date. All representations and warranties of WebMD set forth in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as though made at and as of such Closing

Date, except, (i) as a result of actions taken by any person or entity as expressly permitted hereby, or (ii) insofar as such representation relates to any specified earlier date only. If the Closing Date is a date other than the date of this Agreement, Nationwide shall have received a certificate to that effect signed on behalf of WebMD by its President or Vice President or other authorized person, which certificate shall be given by such officer after due inquiry but without personal liability.

          (b) Nationwide shall have obtained such consents as shall be required.

          (c) Nationwide shall have received from WebMD copies, certified by an authorized official of WebMD, of resolutions of WebMD authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby and thereby by WebMD.

          (d) All documents required to have been delivered by WebMD to the Shareholders at or prior to the Closing, pursuant to Section 2.3 shall have been delivered.

    8.3. Conditions to the Obligations of WebMD to Effect the Transactions Contemplated Hereby. The obligations of WebMD to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by WebMD:

          (a) Nationwide shall have performed and complied in all material respects with all agreements, covenants and undertakings contained in this Agreement required to be performed and complied with by Nationwide at or prior to the Closing Date. All representations and warranties of Nationwide set forth in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as though made at and as of such Closing Date, except (i) as a result of actions taken by any person or entity as expressly permitted hereby, or (ii) insofar as any such representation or warranty relates to any specified earlier date only. If the Closing Date is a date other than the date of this Agreement, WebMD shall have received a certificate to that effect signed by Nationwide.

          (b)  WebMD shall have obtained such consents as shall be required.

          (c) Nationwide shall have amended its Articles of Incorporation to increase the number of authorized shares of Nationwide Preferred Stock to 1,900,000.

          (d) All documents required to have been delivered by Nationwide and the Nationwide Shareholders to WebMD at or prior to the Closing, pursuant to
Section 2.3, shall have been delivered in form and substance reasonably satisfactory to WebMD.

                                  ARTICLE IX.
                              REGISTRATION RIGHTS

          9.1. Piggy-Back Registration.

          Following an Initial Public Offering (as defined below), if WebMD proposes to register any of its securities under the 1933 Act for sale by it for cash (otherwise than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) of the 1933 Act), WebMD shall give Nationwide notice of such proposed registration at least 15 days prior to the filing of a registration statement. At the written request of Nationwide delivered to WebMD within 10 days after delivery of the notice from WebMD, WebMD shall use its commercially reasonable efforts to effect the registration ("Piggyback Registration") under the 1933 Act of the WebMD Common Stock issued to Nationwide pursuant hereto; provided that WebMD may, without the consent of Nationwide, withdraw such registration statement prior to its becoming effective if WebMD has abandoned its proposal to register its securities, and following the effectiveness of any such registration statement, and upon notice to Nationwide, may suspend the rights of Nationwide to make sales pursuant to such registration statement if the Board of Directors of WebMD determines in good faith that it is in the best interests of WebMD (i) not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving WebMD; or (ii) for any reasonable purpose relating to the business of WebMD, to suspend the registration rights set forth herein. The term "Initial Public Offering" means the offer and sale of shares of common stock of WebMD in a transaction underwritten by an investment banking firm following the completion of which (i) such equity securities will be listed for trading on any national securities exchange or (ii) there will be at least two market makers who are making a market in such equity securities through the Nasdaq National Market System.

          9.2. Indemnification.

          In the event of the offer and sale of shares of WebMD Series D Common Stock held by Nationwide under the 1933 Act, WebMD shall, and hereby does, indemnify and hold harmless Nationwide, its directors, officers and partners and each other Person, if any, who controls Nationwide within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which Nationwide or any such director or officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and WebMD shall reimburse Nationwide, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that WebMD shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to WebMD through an instrument duly executed by or on behalf of Nationwide specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of WebMD, or any such director, officer, partner or controlling person and shall survive the transfer of such shares by Nationwide.

          9.3. Conditions.

          WebMD may require, as a condition to including any shares of WebMD Series D Common Stock to be offered by Nationwide in any registration statement filed pursuant to this Article IX, that WebMD shall have received an agreement from Nationwide to be bound by the terms of this Article IX, including an undertaking reasonably satisfactory to it from Nationwide, to indemnify and hold WebMD, its directors and officers and each other person, if any, who controls WebMD within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which WebMD or any such director or officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contain therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about Nationwide as a shareholder of WebMD furnished to WebMD through an instrument duly executed by Nationwide specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that such indemnity agreement found in this
Section 9.3 shall in no event exceed the gross proceeds from the offering received by Nationwide. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of WebMD or any such director, officer or controlling person and shall survive the transfer by Nationwide of such shares.

          9.4. Indemnification Procedures.

          Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 9.2 or 9.3 (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section
9.2 or 9.3, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          9.5. Indemnification Payments.

          The indemnification required by Section 9.2 and 9.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          9.6. Contribution.

          If the indemnification provided for in this Article IX is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the relative benefits received by the indemnified party on the one hand, and the indemnifying party on the other from the offering of the WebMD Series D Common Stock, as well as other relevant equitable considerations.

          9.7. Rule 144.

          Notwithstanding anything to the contrary contained herein, Nationwide shall have no rights to a registration under Section 9.1 after the time that Nationwide could sell its shares of WebMD Series D Common Stock pursuant to Rule 144(k) without regard to the volume limitations of Rule 144 under the 1933 Act or any successor rules thereto.

          9.8. Expenses.

          WebMD shall pay all expenses in connection with any registration, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of one counsel for Nationwide and the fees and disbursements of counsel for WebMD and of its independent accountants; provided that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes.

          9.9.   Assignment.

          Nationwide may not assign its rights under this Article IX to anyone without the prior written consent of WebMD, which shall not be unreasonably withheld, and any attempted transfer in violation of this Section 9.9 shall be null and void; provided, however, Nationwide may assign their rights under this
Article IX without such prior written consent to a transferee or assignee that is a subsidiary, parent, partner, limited partner, retired partner or shareholder of Nationwide.

          9.10.  Underwritten Offering.

          Notwithstanding any other provision of this Article IX, in an underwritten offering, if the underwriters advise WebMD in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in the offering, then the number of shares that may be included in the registration and underwriting shall be allocated first to WebMD and then to all selling shareholders, including Nationwide, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included; provided, however, that in no event shall the total amount of shares of securities included in the offering by HBO & Company of Georgia, Sirrom Capital Corporation, Premiere Technologies, Inc., and Matria Healthcare, Inc. pursuant to a piggyback registration be less than the number of securities included in the offering by any other single selling shareholder pursuant to piggyback registration rights unless all shares of securities of HBO & Company of Georgia, Sirrom Capital Corporation, Premiere Technologies, Inc., and Matria Healthcare, Inc. are included in such offering, unless such shareholders of WebMD waive such limitation or such shareholders of WebMD choose not to sell any shares in such registration.

          9.11.  Lock-Up Agreement.

          If requested by WebMD or an underwriter of securities of WebMD within one year after the Effective Date, Nationwide shall not sell or otherwise transfer or dispose of any shares of WebMD Series D Common Stock, other than shares sold by Nationwide pursuant to an effective registration statement, during a period of the earlier of (i) one hundred eighty (180) days following the effective date of a registration statement of WebMD filed under the 1933 Act or (ii) the period ending on the day Nationwide could sell its shares of WebMD Series D Common Stock pursuant to Rule 144 under the 1933 Act or any successor rule thereto. Such agreement shall be in writing in form satisfactory to WebMD and such underwriter. WebMD may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

                                  ARTICLE X.
                                INDEMNIFICATION

          10.1.  Definitions.

          For purposes of this Article 10:
                               ----------

               (a) "Indemnification Claim" shall mean a claim for indemnification hereunder.

               (b) "Indemnitees" shall mean WebMD and its respective agents, representatives, employees, officers, directors, shareholders, controlling persons, subsidiaries and affiliates.

               (c)  "Indemnitor" shall mean Nationwide.

               (d) "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs and expenses, including, without limitation, interest, penalties, cost of investigation and defense and reasonable attorneys' and other professional fees and expenses.

               (e) "Third Party Claim" shall mean any claim, suit or proceeding (including, without limitation, a binding arbitration or audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

               (f) "Value Per Share" shall mean $20.00 as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by WebMD between the Closing Date and the date such liability is satisfied.

         10.2. Agreement of Indemnitor to Indemnify.

         Subject to the terms and conditions of this Article 10, Indemnitor
                                                     ----------
agrees to indemnify and hold harmless Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee by reason of, based upon, or arising out of the inaccuracy, untruth, incompleteness or breach of any representation, warranty, covenant or agreement contained in or made pursuant to this Agreement by Indemnitor or in any certificate, schedule or exhibit published or delivered by Indemnitor in connection herewith.

         10.3. Procedures for Indemnification.

               (a) An Indemnification Claim shall be made by an Indemnitee against the Indemnitor by delivery of a written notice to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

               (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 10.4 hereof shall be observed by the
                            ------------
Indemnitee and the Indemnitor.

            (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) days following receipt of the notice of an Indemnification Claim to object to such Indemnification Claim by delivery of a written notice of objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If any objection is timely interposed by the Indemnitor and the dispute is not resolved by the Indemnitee and the Indemnitor within fifteen (15) days from the date the Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Article 10.9 of this Agreement.

            (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitor and the Indemnitee or by an arbitration award or by any other final adjudication, the Indemnitor and WebMD shall cause the Escrow Agent to deliver to WebMD, and WebMD shall cancel and retire, that number of shares of WebMD Series D Common Stock as equals the amount of the Indemnification Claim divided by the Value Per Share. The obligations of indemnity under this Article 10 shall be satisfied solely and
                                    ----------
exclusively by means of delivery of the Series D Common Stock held in escrow.

     10.4.  Third Party Claims.

     The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

            (a)    The Indemnitee shall give the Indemnitor written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof. The failure of the Indemnitee to notify the Indemnitor of such claim shall not relieve the Indemnitor of any liability that they may have with respect to such claim except to the extent the Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitor shall be an acknowledgment of the obligation of the Indemnitor to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitor by the Indemnitee, the Indemnitee shall undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section
                                                                     -------
10.3 which shall be deemed an Indemnification Claim that is not a Third Party
----
Claim for the purposes of the procedures set forth herein.

            (b) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a Material Adverse Effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitor, and the costs and expenses of the Indemnitee in connection therewith shall be included as part of the Indemnification Claim. If the Indemnitee shall elect to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

           (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnitor under this Article 10 shall be made without the
                                       ----------
prior written consent by or on behalf of the Indemnitor, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Indemnitor has not responded within fifteen (15) business days of notice of a proposed settlement. If the Indemnitor assumes the defense of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

           (d) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide reasonable access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

     10.5. Indemnification by Indemnitor Exclusive Remedy.

     If the Closing occurs, except for remedies based upon fraud and except for equitable remedies (including temporary restraining orders, injunctive relief and specific performance), the remedies provided in this Article 10 and in the Escrow Agreement constitute the sole and exclusive remedies for recovery against the Indemnitor based upon the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Indemnitor contained herein or in any certificate, Schedule or Exhibit furnished by any Indemnitor in connection herewith, or based upon the failure of Indemnitor or any Indemnitor to perform any covenant, agreement or undertaking required by the terms hereof to be performed by Indemnitor or such Indemnitor.

         10.6.   Survival.

         All representations, warranties and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto. The representations, warranties, covenants and agreements contained in or made pursuant to this Agreement by WebMD shall survive for a period of fifteen (15) months after the Closing Date and no claims based upon or arising out of the inaccuracy, untruth, incompleteness or breach of such representations, warranties, covenants or agreements may be made after such time, and provided that in no event shall any claim made before the expiration of fifteen (15) months after the Closing Date be barred as a result of the expiration of any representation, warranty, covenant or agreement. The representations, warranties, covenants and agreements contained in or made pursuant to this Agreement by Indemnitor shall survive for a period of fifteen
(15) months after the Closing Date and no claims based upon or arising out of the inaccuracy, untruth, incompleteness or breach of such representations, warranties, covenants or agreements may be made after such time, and provided that in no event shall any claim made before the expiration of fifteen (15) months after the Closing Date be barred as a result of the expiration of any representation, warranty, covenant or agreement.

         10.7.   Limitations.

         The Indemnitor will have no liability to the Indemnitees under or in connection with a breach of any of the representations, warranties, covenants or agreements made or to be performed by the Indemnitor contained in this Agreement until the total of all Losses with respect thereto exceeds $50,000 in which event Indemnitor shall be obligated to indemnify the Indemnitees as provided in this Article for all such Losses, and unless written notice asserting an Indemnification Claim based thereon is given to the Indemnitor prior to the date that is fifteen (15) months following the Closing Date.

         10.8.   Tax Effect and Insurance.

         The liability of the Indemnitor with respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Section 10.9 of this Agreement.

         10.9.   Arbitration.

         All disputes arising under this Article 10 (other than claims in
                                         ----------
equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Indemnitor and Indemnitee in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Atlanta, Georgia as may be specified by the arbitrator (or any place agreed to by the Indemnitor, Indemnitee and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Article 10; provided, however, if necessary, such decision
                     ----------
and satisfaction procedure may be enforced by either the Indemnitor or Indemnitee in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnitor as one party and the Indemnitees as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

                                  ARTICLE XI.
                          TERMINATION AND ABANDONMENT

         11.1.   Termination.

         This Agreement may be terminated:

                 (a)  at any time by mutual consent of Nationwide and WebMD;

                 (b) by either party if such party is not in default hereunder and the Closing hereunder has not taken place on or before January 28, 1999;

                 (c)  by Nationwide if all the conditions in Sections 8.1 and
8.3 have not been satisfied or waived by the date scheduled for the Closing pursuant to Section 3.1;

                 (d) by WebMD if all the conditions set forth in Sections 8.1 and 8.4 have not been satisfied or waived by the date scheduled for the Closing pursuant to Section 3.1; and

         11.2.   Procedure and Effect of Termination.

                 (a) In the event of the termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 11.1, prompt written notice thereof shall be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                      (i) Except as provided in this Section 11.2, none of the parties hereto nor any of their partners, directors, officers, shareholders, employers, agents, or affiliates shall have any liability or further obligation to the other party or any of its partners, directors, officers, shareholders, employers, agents, or affiliates pursuant to this Agreement; and

                      (ii) All filings, applications and other submissions relating to the transactions contemplated hereby as to which termination has occurred shall, to the extent practicable, be withdrawn from the agency or other person to which made.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, if Nationwide or WebMD are in breach of their respective obligations under this Agreement then and in that event, as appropriate, the non-breaching party shall have the right to seek all remedies available to it as provided hereunder or at law or equity, including the remedy of specific performance.

                                 ARTICLE XII.
                           MISCELLANEOUS PROVISIONS

         12.1.    Commissions.

         Nationwide, on the one hand, and WebMD, on the other hand, each represent and warrant to the other that, no broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the party making such representation.

         12.2.    Further Assurances.

         Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. From time to time after the Closing Date, without further consideration, Nationwide will, at its expense, execute and deliver, or cause to be executed and delivered, such documents to WebMD as WebMD may reasonably request in order to more effectively vest in WebMD good title to the Nationwide Shares. From time to time after the Closing Date, without further consideration, WebMD will, at its expense, execute and deliver such documents to Nationwide and the Nationwide Shareholders as may reasonably be requested in order more effectively to consummate the sale of the WebMD Shares and Warrants pursuant to this Agreement.

         12.3.    Amendment and Modification.

         This Agreement may be amended, modified or supplemented only by written agreement of Nationwide and WebMD.

         12.4.    Waiver of Compliance; Consents.

         Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.4.

           12.5.    Notices.

           All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by facsimile transmission, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

           (a)        If to Nationwide, to:

                      Nationwide Medical Services, Inc.
                      1150 Hammond Drive, Suite A-1200
                      Atlanta, GA  30328
                      Attn.: President
                      Telephone: (770) 522-1890
                      Telecopy:  (770) 730-2870

                      Copies to:

                      Morris, Manning & Martin, L.L.P.
                      3343 Peachtree Road, NE, Suite 1600
                      Atlanta, GA  30326
                      Telephone:  (404)504-7786
                      Telecopy:  (404) 365-9532
                      Attn.:  Richard L. Haury, Jr.

           (b)        If to WebMD, to:

                      WebMD, Inc.
                      400 The Lenox Building
                      3399 Peachtree Road, NE
                      Atlanta, Georgia  30326
                      Facsimile:  (404) 479-7603
                      Attention:  Mr. Michael Heekin

                      Copies to:

                      Alston & Bird
                      One Atlantic Center
                      1201 West Peachtree Street
                      Atlanta, Georgia 30309-3424
                      Telephone:  (404) 881-7000
                      Facsimile:  (404) 881-7777
                      Attention:  J. Vaughn Curtis

         12.6.    Assignment.

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

         12.7.    Governing Law.

         This Agreement shall be governed by the laws of the State of Georgia as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         12.8.    Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.9.    Interpretation.

         The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         12.10.   Entire Agreement.

         This Agreement, including the Exhibits and Schedules hereto and the documents delivered pursuant to this Agreement, including without limitation the Amended and Restated Shareholders Agreement, Escrow Agreement and the Investor Questionaire executed and delivered on behalf of Nationwide, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated by reference herein. This Agreement supersedes all information previously furnished to WebMD and all prior agreements and understandings between the parties with respect to the transactions contemplated by this Agreement.

         12.11.   Severability.

         If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         12.12.   Press-Releases.

         No press releases or other public announcements concerning this Agreement or the transactions contemplated hereby shall be made by any party hereto without the prior written consent of the other party unless the first such party is legally compelled to do so, and then only after prior written notice to and consultation with such other party.

         12.13.   Arbitration.

         All disputes arising under this Agreement (other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Indemnitor and Indemnitee in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Atlanta, Georgia as may be specified by the arbitrator (or any place agreed to by the Indemnitor, Indemnitee and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Agreement; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Indemnitor or Indemnitee in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnitor as one party and the Indemnitees as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

         12.14.   Definitions.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                      "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                           "Agreement" shall mean this Stock Purchase Agreement,
including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                           "Assets" of a Person shall mean all of the assets,
properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                           "Closing Date" shall mean the date on which the
Closing occurs.

                           "Consent" shall mean any consent, approval,
authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                           "Contract" shall mean any written or oral agreement,
arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                           "Default" shall mean (i) any breach or violation of
or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

                           "Environmental  Laws" shall mean all Laws relating to
pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

                           "ERISA"  shall mean the  Employee  Retirement  Income
Security Act of 1974, as amended.

                           "Exhibits" shall mean the Exhibits so marked, copies
of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                           "Funded Debt" shall mean any outstanding indebtedness
(including leases required to be capitalized under GAAP) of such party or its Subsidiaries, except Funded Debt between such parties, representing borrowing, but excluding trade payables.

                           "GAAP" shall mean generally accepted accounting
principles, consistently applied during the periods involved.

                           "Hazardous Substance" shall mean (i) any hazardous
substance, hazardous Material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and
(ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Regulatory Authorities and any polychlorinated biphenyls).

                           "Intellectual Property" shall mean the copyrights,
patents, trademarks, service marks, service names, tradenames, applications therefor, technology rights and licenses, computer software (including, without limitation, any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and intellectual property rights.

                           "Internal Revenue Code" shall mean the Internal
Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                           "Law" shall mean any code, law, ordinance,
regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                           "Liability" shall mean any direct or indirect,
primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                           "Lien" shall mean any conditional sale agreement,
default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable and (ii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                           "Litigation" shall mean any action, arbitration,
cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                           "Material" for purposes of this Agreement shall be
determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                           "Material Adverse Effect" on a Party shall mean an
event, change or occurrence which, individually or together with any other event, change or occurrence, has a Material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that Material Adverse Effect shall not be deemed to include the impact of (v) the entry by such Party into strategic alliance or license agreements viewed by management of such Party as in the best interests of such Party at such time, (w) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities,
(x) changes in generally accepted accounting principles, (y) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties and (z) continuing net losses by such Party since the date of the most recent Financial Statements of such Party not in excess of those set forth in the projections of such Party disclosed to the other party in writing prior to the date hereof.

                           "1933 Act" shall mean the Securities Act of 1933, as
amended.

                           "1934 Act" shall mean the Securities Exchange Act of
1934, as amended.

                           "Order" shall mean any administrative decision or
award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                           "Party" shall mean either Nationwide or WebMD, and
"Parties" shall mean all of Nationwide and WebMD.

                           "Permit"  shall mean any federal, state, local, and
foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

                           "Person" shall mean a natural person or any legal,
commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                           "Regulatory Authorities" shall mean, collectively,
all federal and state regulatory and blue sky agencies having jurisdiction over the Parties and their respective Subsidiaries, including the NASD, and the SEC.

                           "Nationwide Capital Stock" shall mean the Nationwide
Common Stock and the Nationwide Preferred Stock.

                           "Nationwide Common Stock" shall mean the Nationwide
common stock.

                           "Nationwide Preferred Stock" shall mean the
Nationwide Series A Preferred Stock.

                           "Nationwide Stock Plan" shall mean the existing stock
option plan of Nationwide designated as follows: The Nationwide Medical Services, Inc. Stock Incentive Plan.

                           "SEC" shall mean the Securities and Exchange
Commission.

                           "Securities Laws" shall mean the 1933 Act, the 1934
Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                           "Subsidiaries" shall mean all those corporations,
partnerships, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                           "Tax" or "Taxes" shall mean any federal, state,
county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes or governmental assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

                           "Undisclosed Liabilities" shall mean any liability or
obligation of a Party to this Agreement, whether accrued, liquidated, unliquidated, absolute, contingent, matured, unmatured or otherwise that is not fully reflected or reserved against in their respective financial statements or fully disclosed in a Schedule.

                           "WebMD Series D Common Stock" shall mean the no par
value Series D Common Stock of WebMD to be issued to Nationwide.

                       (b) In addition to the terms defined in Section 12.1 (a) above, the terms set forth below shall have the meanings ascribed thereto in the referenced sections:

               Benefit Plans                            Section 3.20
               Capital Expenditures                     Section 3.15(c)
               Environmental Litigation                 Section 3.16
               ERISA Plan                               Section 3.20(o)
               FASB 5                                   Section 3.17
               Financial Statements                     Section 3.5
               Multiemployer Plan                       Section 3.20(a)
               Nationwide Equity Rights                 Section 3.3

          (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                     [signatures commence on following page]

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.



WEBMD:                                     NATIONWIDE:

WebMD, Inc.                                Nationwide Medical Services, Inc.


                                           By: /s/  William A. Goldstein
                                               --------------------------------
By: /s/ W. Michael Heekin                      William A. Goldstein, President
   ----------------------------------
Name:   W. Michael Heekin
     --------------------------------
Title:  Executive Vice President
      -------------------------------